UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (407) 900-5259

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Chief Executive Officer

On May 14, 2025, following a Code of Business Conduct and Ethics inquiry by the Audit Committee of the Board of Directors (the “Board”) of Luminar Technologies, Inc. (the “Company”), Austin Russell resigned as President and Chief Executive Officer of the Company and as Chairperson of the Board, effective immediately. Mr. Russell will remain on the Board and be available to the incoming Chief Executive Officer on transition and technology matters.

Appointment of Chief Executive Officer

On May 14, 2025, the Board appointed Paul Ricci as the Company’s Chief Executive Officer, effective on or about May 21, 2025 (the “Start Date”). The Board also approved Mr. Ricci’s appointment as a member of the Board, effective as of the Start Date. Mr. Ricci, 68, has served as an advisor to Lightspeed Venture Partners, a venture capital firm, since 2019 and as an advisor to Warburg Pincus LLC, a private equity firm, from 2018 to 2020. From 2020 to 2023, Mr. Ricci was Chief Executive Officer of Qualifacts, an electronic health records software company. Prior to that, he served as Chairman of Nuance Communications, Inc. (“Nuance”), a voice recognition and conversational AI solutions company, from March 1999 to March 2018, and additionally Chief Executive Officer of Nuance from August 2000 to March 2018. From May 1992 to August 2000, Mr. Ricci held several positions at Xerox Corporation, including as President, Desktop Systems Division. He has also served on the board of directors of Nuance, Personalis, Inc., Intelligent Medical Objects and SOC Telemed, Inc.

Compensatory arrangements relating to Mr. Ricci’s service as Chief Executive Officer of the Company have not been definitively determined as of the date hereof. The Company will provide disclosure of the material terms of such arrangements in an amendment to this Current Report on Form 8-K within four business days after they become available.

There is no arrangement pursuant to which Mr. Ricci was selected as an officer, no family relationships between him and any director or other executive officer of the Company, and no transactions involving him or a member of his immediate family that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Ricci will enter into a standard form of indemnification agreement with the Company pursuant to which the Company may be required, among other things, to indemnify Mr. Ricci for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer of the Company.

Appointment of Interim Principal Executive Officer

On May 14, 2025, the Board appointed Thomas J. Fennimore, the Company’s Chief Financial Officer, to serve as interim principal executive officer until Mr. Ricci’s Start Date, upon which date Mr. Ricci will assume the role of principal executive officer. Mr. Fennimore’s biography and other information required by Item 5.02(c) of Form 8-K are included in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 30, 2025, and such information is incorporated herein by reference. There is no arrangement pursuant to which Mr. Fennimore was appointed as interim principal executive officer.

Item 7.01. Regulation FD Disclosure.
The press release regarding the appointment of the Company’s new Chief Executive Officer described in Item 5.02 above is attached hereto as Exhibit 99.1.

The information in Item 7.01, including the exhibit attached hereto, is furnished solely pursuant to Item 7.01 of Form 8-K. Consequently, such information is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Further, the information in Item 7.01, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated May 14, 2025.
104	Cover page interactive data file formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: May 14, 2025	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer